Exhibit 99.1

Envivio Reports First Quarter Fiscal 2013 Financial Results

Revenue of $13.4 million, up 35% from the prior year quarter

South San Francisco, Calif. – May 30, 2012 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of live and on-demand multi-screen IP video processing and delivery solutions, today announced financial results for the first quarter of fiscal 2013 ended April 30, 2012.

Financial Highlights

•	Revenue for the first quarter of fiscal 2013 was $13.4 million, up 35% from the same period in the prior year

•	GAAP net loss for the first quarter of fiscal 2013 was $2.2 million, or $0.17 per diluted share

•	Non-GAAP net loss for the first quarter of fiscal 2013 was $1.5 million, or $0.12 per diluted share

•	Initial public offering was completed on April 24, 2012 with approximately $48.6 million in net proceeds

“In our first quarter as a public company, we delivered strong year-over-year revenue results, which reflect our leadership in the growing multi-screen video processing market,” said Julien Signès, president and CEO, Envivio. “In this quarter we added 17 new customers, expanded sales of our new Halo product and began deployments of satellite TV solutions. We are committed to continuing our growth strategy, and the proceeds from our IPO will provide the flexibility to expand our marketing and sales initiatives, and further develop innovative, industry-leading products.”

Revenue for the first quarter of fiscal 2013 was $13.4 million, compared to $9.9 million in the first quarter of fiscal 2012.

GAAP net loss for the quarter was $2.2 million, or $0.17 per share, compared to $1.2 million, or $0.09 per share, in the first quarter of 2012.

Non-GAAP net loss for the quarter was $1.5 million or $0.12 per share, compared to $0.8 million or $0.06 per share in the first quarter of 2012. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

As of April 30, 2012, Envivio had cash, cash equivalents and short-term investments of $75.3 million.

Business Highlights

•

SKY Perfect JSAT Corporation, Japan’s largest direct-to-home satellite service provider, deployed Envivio 4Caster™ Gen III encoders powered by Envivio Muse™ software, for the SKY PerfecTV! On-Demand video service.

•

Envivio introduced the Muse iTV™ transcoder for broadcast and over-the-top TV applications. Muse iTV offers improved compression efficiency, lower operating expenses and high interoperability with the CDN to broadcasters and content providers.

•

Envivio extended its suite of products on HP’s industry-leading BladeSystem and ProLiant blade server infrastructure. Envivio products that will be available on the HP c7000 and c3000 BladeSystems include Envivio Muse transcoders and the Envivio Halo™, 4Balancer™ and Envivio 4Manager™.

•	China Beijing TV Station selected Envivio’s 4Caster C4 Gen III encoders to power its IPTV and over-the-top services to Internet and mobile devices.

•	Maxcom, an integrated telecommunication services operator in Mexico, selected Envivio’s 4Caster C4 Gen III encoders to power Yuzu, its new live and on-demand over-the-top streaming service.

Business Outlook

Envivio has set the following financial performance guidance for the second quarter of fiscal year 2013 ending July 31, 2012:

•	Revenue is expected to be in the range of $17.0 to $18.0 million.

•	Non-GAAP gross margin percentage is expected to be in the range of 62 to 64 percent.

•	Non-GAAP operating loss/income is expected to be in the range of ($0.46 million) to $0.72 million.

•	Non-GAAP net loss/income per share is expected to be in the range of ($0.02) to $0.02.

•	Weighted-average basic shares outstanding are expected to be approximately 27.0 million.

•	Weighted-average diluted shares outstanding are expected to be approximately 29.05 million.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended April 30, 2012. To access the conference call, dial 877-941-1427, using conference code 4539183. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4539183. A replay of the conference call will be available through Wednesday, June 6, 2012. To access the replay, please dial 800-406-7325 and enter pass code 4539183. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4539183. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated May 30, 2012 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s expected financial performance for the second quarter of fiscal 2012, Envivio’s strategy, customer offerings and products, and the ability of those product offerings to expand Envivio’s leadership position. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the first quarter of fiscal 2013 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in are operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Envivio

Envivio (NASDAQ: ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, seven of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended April 30,
	(in thousands, except for per share amounts)
	2011	2012
Revenues	9,903	13,416
Cost of revenue	4,007	5,136

Gross profit	5,896	8,280

Expenses
Research & development	1,503	1,998
Sales and marketing	3,429	5,744
General and administrative	2,131	2,688

Total operating expenses	7,063	10,430

Income (loss) from operations	(1,167)	(2,150)
Interest expense, net	37	9
Other income (expense), net	(91)	(27)

Income (loss) before provision for income taxes	(1,113)	(2,132)
Provision for income taxes	42	106

Net loss	(1,155)	(2,238)

Net loss per share of common stock, basic and diluted	(0.09)	(0.17)

Shares used in computing net loss per share of common stock, basic and diluted	13,515	13,322

ENVIVIO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(UNAUDITED)

	January 31, 2012	April 30, 2012
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	27,405	72,016
Short-term Investments	—	3,284
Accounts receivable, net of allowance for doubtful accounts	8,499	9,516
Inventory	108	80
Prepaid expenses and other current assets	2,456	2,674
Deferred inventory costs, current portion	1,547	330

Total current assets	40,015	87,900
Property and equipment, net	3,016	3,456
Deferred inventory costs, net of current portion	100	66
Other assets	1,447	510

Total assets	44,578	91,932

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	7,035	10,662
Accrued compensation	4,615	3,520
Accrued liabilities	929	1,418
Deferred revenue, current portion	7,257	4,191
Line of Credit	1,000	1,000

Total current liabilities	20,836	20,791

Deferred revenue, net of current portion	1,400	1,394
Warrant liability	103	—
Other non-current liabilities	1,163	1,454

Total liabilities	23,502	23,639

Convertible preferred stock:	47,764	—

Stockholders’ equity (deficit):
Common stock	13	27
Additional paid-in capital	52,955	151,000
Notes receivable - common stock	—	(811)
Accumulated other comprehensive loss	(825)	(856)
Accumulated deficit	(78,831)	(81,067)

Total stockholders’ equity (deficit)	(26,688)	68,293

Total liabilities and stockholders' equity (deficit)	44,578	91,932

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Non-GAAP Net Income

(UNAUDITED)

	Three Months Ended April 30, January 31, 2012
	(in thousands, except for per share amounts)
	2011	2012
Net loss	$(1,155)	$(2,238)
Income tax expense	$42	$106

Net loss, before income taxes	$(1,113)	$(2,132)
Adjustments:
Stock-based compensation	$350	$690

Non-GAAP net income, before income taxes	$(763)	$(1,442)
Non-GAAP tax expense	$42	$106

Non-GAAP net loss	$(805)	$(1,548)

Non-GAAP net loss per share of common stock, basic and diluted	$(0.06)	$(0.12)
Shares used in computing net loss per share of common stock, basic and diluted	13,515	13,322